Execution Copy
                                                                  --------------


EXHIBIT 99.2

                           RESTRUCTURING AGREEMENT AND
                   AMENDMENT NO. 4 TO NOTE PURCHASE AGREEMENT

      Restructuring Agreement and Amendment No. 4 to Note Purchase Agreement, dated as of February 27, 2007 (this "AMENDMENT"), by and among GenuTec Business Solutions, Inc., a Montana corporation (the "COMPANY"), Technology Investment Capital Corp., a Maryland corporation, as Purchaser ("TICC") and Collateral Agent (the "COLLATERAL AGENT"), and Seaview Mezzanine Fund LP, a Delaware limited partnership ("SEAVIEW"; TICC and Seaview, together with their respective successors, assigns and transferees, are sometimes referred to herein collectively as the "PURCHASERS"). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Note Purchase Agreement.

                                 R E C I T A L S
                                 - - - - - - - -

      A. Pursuant to the Note Purchase Agreement dated as of September 16, 2005 among the Company, the Collateral Agent and the Purchasers, as amended by Amendment No. 1 thereto dated as of October 24, 2005, Amendment No. 2 thereto dated as of July 21, 2006 and Amendment No. 3 thereto dated as of September 29, 2006 (as so amended, and as from time to time hereafter further amended, modified or restated in accordance with the terms thereof, the "NOTE PURCHASE AGREEMENT"), the Company has issued and sold to the Purchasers its Senior Secured Notes Due 2010 in the aggregate principal amount of $20,000,000, consisting of a Senior Secured Note Due 2010 in the principal amount of $15,000,000 held by TICC (the "EXISTING TICC NOTE") and a Senior Secured Note Due 2010 in the principal amount of $5,000,000 held by Seaview (the "EXISTING SEAVIEW NOTE" and, together with the Existing TICC Note, the "EXISTING NOTES").

      B. Numerous Events of Default have occurred and are continuing, including without limitation the failure to meet the requirements of the financial covenants set forth in Sections 11.1, 11.2, 11.3, 11.4 and 11.5 of the Note Purchase Agreement as of December 31, 2006 and for the period of four fiscal quarters then ended (collectively, the "EXISTING DEFAULTS"). The Company has also stated that it will be unable to pay the installment of accrued interest on the Existing Notes that is due and payable on February 28, 2007.

      C. The Company has requested that the Purchasers waive the Existing Defaults and provide certain additional financing and, in order to induce the Purchasers to agree waive the Existing Defaults and to provide such financing, has proposed to engage in a restructuring of the debt and equity securities and management of the Company as set forth in this Amendment (the "RESTRUCTURING"), which shall include, among other things, (i) the cancellation and retirement of the Existing Seaview Note in exchange for issuance to Seaview of shares of a new series of convertible preferred stock of the Company, (ii) agreement by TICC to provide a maximum of $2,000,000 of additional financing (the "ADDITIONAL FINANCING") to the Company during the period of twelve months following the Restructuring Date (as hereinafter defined), (iii) agreement by TICC to waive the payment in cash of all interest due on the Notes during calendar year 2007 and, subject to certain conditions, a portion of the interest due on the Notes during calendar year 2008, such interest to be capitalized in lieu of such cash payment, (iv) certain changes in the size and composition of the Board of

Directors of the Company (the "BOARD"), (v) the creation of a Strategic Advisory Board and a Steering Committee of the Company, and (vi) certain other amendments to the terms, provisions and conditions of the Note Purchase Agreement and the other Note Documents, all as hereinafter provided. In consideration of the Company's agreement to effectuate the Restructuring, subject to certain conditions, the Purchasers have agreed to waive the Existing Defaults and to perform their obligations with respect to the Restructuring, including, in the case of TICC, to provide the Additional Financing, all as more fully set forth in this Amendment.

      NOW, THEREFORE, in consideration of the terms and conditions contained herein and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1.   Amendments to Section 1 of the Note Purchase Agreement.
           ------------------------------------------------------

      (a) Section 1 of the Note Purchase Agreement is hereby amended by adding thereto the following new definitions in the appropriate alphabetical order:

           ""ADDITIONAL DRAWDOWN AMOUNT" has the meaning specified in Section 2.2(e)."

           ""ADDITIONAL DRAWDOWN DATE" has the meaning specified in Section 2.2(e)."

           ""ADDITIONAL DRAWDOWN NOTICE" has the meaning specified in Section 2.2(e)."

           ""ADDITIONAL NOTES" has the meaning specified in Section 2.2(e)."

           ""APPLICABLE FIVE YEAR RATE" means, with respect to any Interest Rate Period other than the Initial Interest Rate Period, the yield (rounded upwards if necessary to the nearest 1/100th of 1%), determined (a) for the Initial Restructuring Period as of the Restructuring Date and (b) for any subsequent Interest Rate Period as of the Business Day immediately preceding the Interest Rate Adjustment Date that is the first day of such Interest Rate Period, on actively traded United States Treasury Notes adjusted to a constant maturity of five years, as determined by reference to the 5-year Constant Maturity Treasury rate for such Business Day published by the United States Department of the Treasury (currently located under the caption "Daily Treasury Yield Curve Rates" at http://www.treasury.gov/offices/domestic-finance/debt-management/interest-rate/yield.html), or, if such information is no longer published by the United States Department of the Treasury or is not available for such date, by reference to comparable information contained in any other publicly available source of similar market data selected by the Purchaser in its reasonable discretion. Any such determination by the Purchaser, absent manifest error, shall be final and conclusive."

           ""APPLICABLE MARGIN" means a rate of interest per annum equal to 6.00%, PROVIDED that if at any time the Company shall declare and pay a cash dividend on any class or series of its capital stock, the Applicable Margin shall at all times thereafter be equal to 6.75% per annum."

           ""CONSOLIDATED EXCESS CASH FLOW" means, for any fiscal quarter, an amount (not less than zero) equal to the Consolidated EBITDA for such fiscal quarter MINUS the Consolidated Interest Expense for such fiscal quarter MINUS the Consolidated Income Tax Expense for such fiscal quarter."

           ""CONVERTIBLE   PREFERRED  STOCK"  means  the  Series  B  Convertible
      Preferred Stock, par value $.0001 per share, of the Company."

           ""EXISTING NOTES" means collectively the Existing Seaview Note and the Existing TICC Note."

           ""EXISTING SEAVIEW NOTE" means that certain Note dated December 14, 2005, No. R-2, in the principal amount of $5,000,000, issued by the Company to Seaview."

           ""EXISTING TICC NOTE" means that certain Note dated December 14, 2005, No. R-1, in the principal amount of $15,000,000, issued by the Company to TICC."

           ""FOURTH AMENDMENT" means that certain Restructuring Agreement and Amendment No. 4 to Note Purchase Agreement, dated as of February 27, 2007, among the Company, the Collateral Agent and the Purchasers."

           ""FULLY DILUTED BASIS" means the number of shares of Company Common Stock deemed to be outstanding as of the applicable date, including all shares of outstanding Company Common Stock, all shares of outstanding preferred stock on an as-converted to Company Common Stock basis, and all outstanding options, warrants and other convertible securities on an as-exercised basis, excluding, however, any options, warrants or other securities of the Company convertible or exercisable into shares of Company Common Stock in cases where (i) the per share conversion or exercise price is equal to or greater than $0.33 or (ii) such option, warrant or other security expires or is terminated within twelve months from the Restructuring Date."

           ""INITIAL RESTRUCTURING PERIOD" means the period from and including the day immediately following the Restructuring Date to but not including August 31, 2007."

           ""MAXIMUM ADDITIONAL COMMITMENT" means $2,000,000."

           ""ORIGINAL MATURITY DATE" means September 16, 2010."

           ""RESTRUCTURING" means the transactions contemplated by the Fourth Amendment."

           ""RESTRUCTURING DATE" means the date (not later than February 28, 2007) on which all of the conditions set forth in Section 28 of the Fourth Amendment shall have been satisfied, or waived in writing by the Purchasers, and the Fourth Amendment shall become effective in accordance with its terms."

      (b) The  definition of the term  "APPLICABLE  INTEREST  RATE" set forth in
Section 1 of the Note Purchase Agreement is hereby deleted and the following new definition of that term is hereby inserted in lieu thereof:

           "APPLICABLE INTEREST RATE" means (a) with respect to the Initial Interest Rate Period, a rate per annum equal to 12.2%, (b) with respect to the Initial Restructuring Period and each Interest Rate Period thereafter, a rate per annum equal to the sum of (i) the Applicable Five Year Rate for such respective period PLUS (ii) the Applicable Margin, PROVIDED that if the Applicable Five Year Rate for the Interest Rate Period that commences on August 31, 2007 shall be greater than the Applicable Five Year Rate in effect during the Initial Restructuring Period, then the Applicable Interest Rate for such Interest Rate Period shall be equal to the sum of
      (x) the Applicable Interest Rate that was in effect during the Initial Restructuring Period PLUS (y) the Applicable Margin."

      (c) The definition of the term "CHANGE OF CONTROL" set forth in Section 1 of the Note Purchase Agreement is hereby deleted and the following new definition of that term is hereby inserted in lieu thereof:

           ""CHANGE OF CONTROL" means, and shall be deemed to have occurred, if at any time (a) any of the shares of Convertible Preferred Stock issued to Seaview in connection with the Restructuring or any shares of Company Common Stock issued upon conversion of such shares of Convertible Preferred Stock shall be sold or transferred to a Person other than an Affiliate of Seaview, (b) Continuing Directors shall not constitute a majority of the elected and acting members of the board of directors of the Company, or (c) the Company shall fail to own, directly or indirectly through its Wholly-owned Subsidiaries, 100% of the outstanding Equity Interests of any Person that is a Subsidiary of the Company on the Closing Date."

      (d) The definition of the term "CONTINUING DIRECTOR" set forth in Section 1 of the Note Purchase Agreement is hereby deleted and the following new definition of that term is hereby inserted in lieu thereof:

           ""CONTINUING DIRECTOR" means an individual (a) who was a member of the board of directors of the Company on the Restructuring Date after giving effect to the Restructuring, or (b) who at any time after the Restructuring Date is nominated or elected to be a member of the board of directors of the Company by Seaview or by a majority of the Continuing Directors at the time in office."

      (e) The definition of the term "INITIAL INTEREST RATE PERIOD" set forth in
Section 1 of the Note Purchase Agreement is hereby deleted and the following new definition of that term is hereby inserted in lieu thereof:

           ""INITIAL INTEREST RATE PERIOD" means the period from and including August 31, 2006 to but not including the day immediately following the Restructuring Date."

      (f) The definition of the term "INTEREST RATE ADJUSTMENT DATE" set forth in Section 1 of the Note Purchase Agreement is hereby deleted and the following new definition of that term is hereby inserted in lieu thereof:

           ""INTEREST RATE ADJUSTMENT DATE" means (a) August 31, 2007, and (b) the last Business Day of August in each year thereafter."

      (g) The definition of the term "INTEREST RATE PERIOD" set forth in Section 1 of the Note Purchase Agreement is hereby deleted and the following new definition of that term is hereby inserted in lieu thereof:

           ""INTEREST  RATE PERIOD" means (a) the Initial  Interest Rate Period,
      (b) the Initial Restructuring Period, and (c) each successive period thereafter from and including an Interest Rate Adjustment Date to but not including the next succeeding Interest Rate Adjustment Date."

       (h) The definition of the term "MATURITY DATE" set forth in Section 1 of the Note Purchase Agreement is hereby deleted and the following new definition of that term is hereby inserted in lieu thereof:

           ""MATURITY DATE" means September 16, 2010 or such other date (in no event later than September 16, 2012) as may be determined pursuant to
      Section 3.1(a)."

      2. AMENDMENT TO SECTION 2.1(A) OF THE NOTE PURCHASE AGREEMENT. Section 2.1(a) of the Note Purchase Agreement is hereby amended and restated to read in full as follows:

           "(a) THE NOTES. The Company has duly authorized the issuance and sale of its Senior Secured Notes in the maximum aggregate principal amount of $22,000,000 (such Notes, which shall include the Existing Notes, the Additional Notes, and any other notes of the same tenor from time to time issued in substitution or exchange for any thereof, being herein collectively called the "NOTES" and each individually a "Note"). Each Note shall be substantially in the form of EXHIBIT A to this Agreement (as from time to time amended), shall be duly executed by the Company and shall be dated the date of issue thereof."

      3. AMENDMENT TO SECTION 2.1(B) OF THE NOTE PURCHASE AGREEMENT. Section 2.1(b) of the Note Purchase Agreement is hereby amended and restated to read in full as follows:

           "(b) INTEREST. Each Note shall bear interest from its date of issue on the unpaid principal amount thereof at a rate per annum equal, during any Interest Rate Period, to the Applicable Interest Rate for such Interest Rate Period, payable in cash (i) quarterly in arrears on the last Business Day of February, May, August and November in each year (each an "INTEREST PAYMENT DATE") (commencing with the first Interest Payment Date occurring after the date of issue thereof), (ii) upon each optional or mandatory prepayment of any or all of the principal amount thereof (with respect to the principal amount so prepaid), and (iii) at maturity (whether at stated maturity, or by acceleration or otherwise); PROVIDED that (x) on each Interest Payment Date occurring during the calendar year

      2007, the Company at its option may elect not to pay in cash the interest on the principal amount of the Notes accrued to such Interest Payment Date, and (y) on each Interest Payment Date occurring during the calendar year 2008, if Consolidated EBITDA for the fiscal quarter most recently ended prior to such Interest Payment Date shall be less than $650,000, the Company at its option may elect not to pay in cash 25% of the interest on the principal amount of the Notes accrued to such Interest Payment Date. Any such amount of interest not paid in cash on an Interest Payment Date pursuant to the foregoing clause (x) or clause (y) shall automatically be added to the principal amount of the Notes (pro rata in accordance with their respective outstanding principal amounts) as of the applicable Interest Payment Date, and shall thereafter bear interest as provided in this Agreement and the Notes and shall otherwise be treated as principal for all purposes of this Agreement and the other Note Documents. Notwithstanding the foregoing, at the maturity of the Notes (whether at stated maturity, or by acceleration or otherwise), all interest accrued thereon shall be payable in cash."

      4. AMENDMENT TO SECTION 2.2 OF THE NOTE PURCHASE AGREEMENT. Section 2.2 of the Note Purchase Agreement is hereby amended by adding a new subsection (e) thereto immediately following subsection (d) thereof, as follows:

           "(e) ISSUANCE AND SALE OF ADDITIONAL NOTES. On such date or dates occurring on or after the Restructuring Date and on or prior to the first anniversary of the Restructuring Date (each an "ADDITIONAL DRAWDOWN DATE") as shall be specified in each case in a written notice substantially in the form of EXHIBIT F (each an "ADDITIONAL DRAWDOWN NOTICE") delivered to TICC at least five (5) Business Days prior to the applicable Additional Drawdown Date, the Company may issue and sell to TICC, and (subject in each case to satisfaction by the Company, or waiver by TICC in writing, of the conditions set forth in Section 6) TICC hereby agrees to purchase, one or more Notes (each an "ADDITIONAL NOTE") in an aggregate principal amount ("ADDITIONAL DRAWDOWN AMOUNT") specified by the Company in the applicable Additional Drawdown Notice (which amount in each case shall be $250,000 or any greater amount that is an even multiple of $50,000), against payment of the applicable Additional Drawdown Amount by TICC to the Company in immediately available funds to such bank account or accounts as the Company shall have specified by written notice to TICC. In no event shall the aggregate original principal amount of all of the Additional Notes issued hereunder exceed the Maximum Additional Commitment. Pursuant to the foregoing provisions, the Company will issue and sell to TICC on the
      Restructuring Date an Additional Note in the principal amount of $300,000.00, PROVIDED that no Additional Drawdown Notice shall be required in connection with such issuance."

      5. AMENDMENT TO SECTION 3.1(A) OF THE NOTE PURCHASE AGREEMENT. Section 3.1(a) of the Note Purchase Agreement is hereby amended by adding the following at the end thereof:

      "The Maturity Date shall initially be the Original Maturity Date; PROVIDED that the Company may at its option, by written notice to the Collateral Agent delivered not less than 90 days nor more than 180 days prior to the Original Maturity Date, designate a new Maturity Date in lieu thereof which shall be a date later than the Original Maturity Date but not later than September 16, 2012, and upon receipt by the Collateral Agent of such notice, the date so designated by the Company therein as the Maturity Date shall be the Maturity Date for all purposes of this Agreement and the other Note Documents; PROVIDED, FURTHER, that within 45 days after the end of each fiscal quarter ending after the Original Maturity Date and prior to such new Maturity Date, the Company will (i) deliver to the Collateral Agent a calculation in reasonable detail of the amount of the Consolidated Excess Cash Flow for such fiscal quarter and (ii) pay to the Purchasers, in addition to and not in lieu of all other amounts required to be paid by the Company under this Agreement and the other Note Documents, an amount equal in the aggregate to 50% of the Consolidated Excess Cash Flow for such fiscal quarter, such amount to be applied to the outstanding principal amounts of the Notes pro rata in accordance with the respective principal amounts thereof. Notwithstanding the foregoing, if at any time the obligations under the Notes shall be accelerated and become immediately due and payable pursuant to the provisions of Section 12.1 hereof, or shall be mandatorily or optionally prepaid in full pursuant to
      Section 3.1 or Section 3.2, then the Maturity Date shall be the date on which the Obligations shall become so immediately due and payable (unless such acceleration shall be rescinded) or shall be so prepaid in full (as the case may be)."

      6. AMENDMENT TO SECTION 3.1(B)(I) OF THE NOTE PURCHASE AGREEMENT. Section 3.1(b)(i) of the Note Purchase Agreement is hereby amended and restated to read in full as follows:

           "(i) any Initial Public Offering or other public or private offering, issuance and sale of Equity Interests of the Company (other than Net Cash Proceeds received in connection with any issuance relating solely to employee benefit plans or solely to a transaction described in Rule 145(a) of the SEC), except (A) the Net Cash Proceeds of any private offering, issuance and sale of Equity Interests of the Company completed within a period of 90 days following the Restructuring Date, to the extent that the Net Cash Proceeds of all such offerings, issuances and sales shall not exceed $5,000,000 in the aggregate, (B) 50% of the Net Cash Proceeds (if any) in excess of $5,000,000 in the aggregate of all such private offerings, issuances and sales of Equity Interests of the Company completed within a period of 90 days following the Restructuring Date, and
      (C) the Net Cash Proceeds of any private offering, issuance and sale of Equity Interests of the Company to Seaview or its Affiliates (whether or not completed within 90 days following the Restructuring Date), to the extent that the Net Cash Proceeds of all such offerings, issuances and sales shall not exceed $1,000,000 in the aggregate,"

      7. AMENDMENT TO SECTION 6 OF THE NOTE PURCHASE AGREEMENT. Section 6 of the Note Purchase Agreement is hereby amended by striking "Section 6. [Reserved]" appearing therein and inserting in lieu thereof the following:

           "Section 6. CONDITIONS TO ADDITIONAL DRAWDOWNS. TICC's obligation to purchase and pay for the Additional Notes to be issued on any Additional Drawdown Date shall be subject to the satisfaction, or waiver by TICC in writing, on or before such Additional Drawdown Date, of the following conditions:

           "(a) NOTICE OF ADDITIONAL DRAWDOWN. TICC shall have received an Additional Drawdown Notice with respect to the Additional Notes to be issued on such Additional Drawdown Date, in accordance with the provisions of Section 2.2(e).

           "(b) DELIVERY OF ADDITIONAL NOTES. The Company shall issue and deliver to TICC on such Additional Drawdown Date the Additional Notes to be issued and sold by it hereunder on such Additional Drawdown Date, each duly executed by the Company and dated such Additional Drawdown Date.

           "(c) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Company contained in Section 4 of this Agreement shall be true in all material respects on and as of such Additional Drawdown Date with the same effect as if such representations and warranties had been made on and as of such Additional Drawdown Date (except for any representation or warranty that by its terms is made only as of a specified date, which representation or warranty need be true only as of such date, and except for the representations and warranties set forth in Sections 4.8(e), 4.25 and 4.29, and subject to such updates and changes to the Schedules to the Note Purchase Agreement as shall have been delivered by the Company to the Purchasers on or prior to the applicable Additional Drawdown Date. The issuance by the Company of Additional Notes on any Additional Drawdown Date shall constitute a representation and warranty to such effect by the Company to TICC.

           "(d) NO DEFAULT OR EVENT OF DEFAULT. On such Additional Drawdown Date, both immediately before and immediately after giving effect to the issuance of such Additional Notes, no Default or Event of Default shall have occurred and be continuing.

           "(e) ABSENCE OF MATERIAL ADVERSE CHANGE, ETC. Since the Restructuring Date, no Material Adverse Effect shall have occurred."

      8. AMENDMENT TO SECTION 10.6 OF THE NOTE PURCHASE AGREEMENT. Section 10.6 of the Note Purchase Agreement is hereby amended by (i) deleting the word "and" at the end of subsection (b) thereof, (ii) deleting the period at the end of subsection (c) thereof and inserting in lieu thereof "; and", and (iii) adding the following new subsection (d) thereto immediately following subsection (c) thereof:

           "(d) the declaration and payment of accrued dividends on the outstanding shares of Company Common Stock and Convertible Preferred Stock in an amount not to exceed $150,000 in the aggregate in any fiscal quarter; PROVIDED that no such dividends shall be permitted to be paid unless (i) both at the time such dividend is declared and at the time paid, no Default or Event of Default shall have occurred and be continuing, (ii) all amounts of interest accrued on the Notes that are required to be paid in cash on or prior to the date of such declaration and payment under the provisions of this Agreement shall have been so paid in full, and (iii) Consolidated EBITDA for the fiscal quarter most recently ended prior to the date of such declaration and payment shall be not less than $1,500,000."

      9. AMENDMENT TO SECTION 11.2 OF THE NOTE PURCHASE AGREEMENT. Section 11.2 of the Note Purchase Agreement is hereby amended by deleting the table of periods and minimum ratios set forth therein and inserting in lieu thereof the following new table:

          "Period of Four
          Fiscal Quarters Ended:                    Minimum Ratio
          ---------------------                     -------------

          June 30, 2008                             1.00 to 1.00
          September 30, 2008                        1.00 to 1.00
          December 31, 2008                         1.50 to 1.00
          March 31, 2009                            1.75 to 1.00
          June 30, 2009                             2.00 to 1.00
          September 30, 2009                        2.25 to 1.00
          December 31, 2009 and the last day
            of any subsequent fiscal quarter        2.50 to 1.00"

      10. AMENDMENT TO SECTION 11.3 OF THE NOTE PURCHASE AGREEMENT. Section 11.3 of the Note Purchase Agreement is hereby amended by deleting the table of periods and maximum ratios set forth therein and inserting in lieu thereof the following new table:

          "Period of Four
          Fiscal Quarters Ended:                    Maximum Ratio
          ---------------------                     -------------

          June 30, 2008                             8.50 to 1.00
          September 30, 2008                        8.25 to 1.00
          December 31, 2008                         5.50 to 1.00
          March 31, 2009                            4.85 to 1.00
          June 30, 2009                             4.20 to 1.00
          September 30, 2009                        3.50 to 1.00
          December 31, 2009 and the last day
            of any subsequent fiscal quarter        3.00 to 1.00"

      11. AMENDMENT TO SECTION 11.4 OF THE NOTE PURCHASE AGREEMENT. Section 11.4 of the Note Purchase Agreement is hereby amended by deleting the table of periods and minimum amounts set forth therein and inserting in lieu thereof the following new table:

          "Period of Four
          Fiscal Quarters Ended:                    Minimum Amount
          ---------------------                     --------------

          March 31, 2008                            $1,400,000
          June 30, 2008                             $2,200,000
          September 30, 2008                        $2,300,000
          December 31, 2008                         $3,400,000
          March 31, 2009                            $3,900,000
          June 30, 2009                             $4,500,000
          September 30, 2009                        $5,300,000
          December 31, 2009 and the last day
            of any subsequent fiscal quarter        $6,000,000"

      12. AMENDMENT TO SECTION 11.5 OF THE NOTE PURCHASE AGREEMENT. Section 11.5 of the Note Purchase Agreement is hereby amended by deleting the table of periods and minimum amounts set forth therein and inserting in lieu thereof the following new table:

          "Period of Four
          Fiscal Quarters Ended:                    Minimum Amount
          ---------------------                     --------------

          March 31, 2008                            $14,000,000
          June 30, 2008                             $16,000,000
          September 30, 2008                        $16,750,000
          December 31, 2008                         $20,000,000
          March 31, 2009                            $20,100,000
          June 30, 2009                             $20,500,000
          September 30, 2009                        $21,800,000
          December 31, 2009 and the last day
            of any subsequent fiscal quarter        $22,500,000"

      13. AMENDMENT TO SECTION 11.6 OF THE NOTE PURCHASE AGREEMENT. Section 11.6 of the Note Purchase Agreement is hereby amended by deleting the phrase "(commencing with the fiscal quarter ending December 31, 2005)" appearing therein and inserting in lieu thereof the phrase "(commencing with the fiscal quarter ending March 31, 2008)".

      14. REVIEW OF FINANCIAL COVENANTS. Within 60 days after the Restructuring Date, the Company will deliver to TICC revised projections of the Consolidated Revenues, Consolidated Net Income and Consolidated EBITDA of the Company for the Company's fiscal years 2007, 2008, 2009 and 2010, which projections shall constitute the good faith best estimates of such amounts for such periods by the Company's management in light of the Company's and its Subsidiaries' then current and past business and operations. The Company and TICC shall jointly review in good faith the amounts set forth in Sections 9, 10, 11 and 12 of this Amendment for the respective periods covered thereby in light of such revised projections and shall effect such changes to such amounts, determined in a manner consistent with the methodology used to determine the amounts set forth hereinabove, as they shall both agree are reasonably indicated in light of such revised projections (which agreement will not be unreasonably withheld or delayed), and shall enter into further amendment to the Note Purchase Agreement incorporating such changes (if any), PROVIDED that any amounts set forth in the above Sections 9, 10, 11 and 12 which are not thereby changed shall remain in full force and effect.

      15.  DELETION OF SECTION  16.13 OF THE NOTE  PURCHASE  AGREEMENT.  Section
16.13 of the Note Purchase Agreement is hereby deleted in its entirety, and in lieu thereof there is inserted the following:

      "Section 16.13. [Reserved]"

      16. AMENDMENT TO SECTION 16.15(C) OF THE NOTE PURCHASE AGREEMENT. Section 16.15(c) of the Note Purchase Agreement is hereby amended to read in full as follows:

           "(C) NOTHING IN THIS SECTION 16.15 SHALL AFFECT THE RIGHT OF THE PURCHASERS OR THE COLLATERAL AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE PURCHASERS OR THE COLLATERAL AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION, BUT NO ACTION OR PROCEEDING SHALL BE BROUGHT BY THE COMPANY OR ANY OF ITS SUBSIDIARIES AGAINST THE COLLATERAL AGENT OR EITHER OF THE PURCHASERS IN ANY SUCH OTHER JURISDICTION."

      17. AMENDMENT TO SCHEDULE I. Schedule I to the Note Purchase Agreement is hereby amended by (i) deleting the term "$15,000,000" set forth opposite TICC's name therein and inserting in lieu thereof the term "$17,000,000", and (ii) deleting the references to Seaview contained therein.

      18. AMENDMENTS TO EXISTING TICC NOTE AND EXHIBIT A. The Existing TICC Note and the form of Note set forth in EXHIBIT A to the Note Purchase Agreement are each hereby amended by (a) adding the words "(except as otherwise provided in Section 2.1(b) of the Purchase Agreement referred to below)" immediately following the words "payable in cash" occurring in the first sentence of the first paragraph thereof, and (b) deleting the first sentence of the second paragraph thereof and inserting lieu thereof the following:

           "This Note is one of the Senior Secured Notes Due 2010 of the Company in the maximum aggregate principal amount of $22,000,000 issued or to be issued under and pursuant to the terms and provisions of the Note Purchase Agreement dated as of September 16, 2005, among the Company, Technology Investment Capital Corp., a Maryland corporation, as Collateral Agent, and the Purchasers named in Schedule I thereto, as from time to time amended, modified or supplemented in accordance with its terms (the "PURCHASE AGREEMENT"), and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Purchase Agreement to all the benefits provided for thereby or referred to therein, to which Purchase Agreement reference is hereby made for a statement thereof."

      19. ADDITION OF EXHIBIT F. The Note Purchase Agreement is hereby amended by adding EXHIBIT F thereto in the form set forth as EXHIBIT I to this Amendment.

      20. AMENDMENT TO SCHEDULE B TO SECURITY AGREEMENT. Schedule B to the Security Agreement is hereby amended by deleting the term "None." appearing thereon and inserting in lieu thereof the following:

      "All commercial tort claims of the Grantors now or hereafter arising out of or in connection with that certain Amended and Restated Agreement and Plan of Merger dated as of September 14, 2005 (the "Merger Agreement"), by and among Smart Development Corp., Johan Hendrik Smit Duyzentkunst, SDI Acquisition Corp., Smart Acquisition, LLC, the Company and Ion Automation Services BV, and the transactions contemplated thereby, including without limitation (i) all such claims that now are or may at any time hereafter be asserted by any of the Grantors in that certain action, Case No. 06CC12581, filed in the Superior Court for the State of California, County of Orange, Central Judicial District, filed by the Company, as plaintiff, against Johan Hendrik Smit Duyzentkunst, Smart Acquisition, LLC, Smart Development, LLC, Ion Automation Services BV and Does 1-20, inclusive, as defendants, and (ii) all such claims that may be asserted in any arbitration proceeding commenced or that may be commenced by any of the parties to the Merger Agreement with respect to the subject matter thereof."

      21. CREATION AND ISSUANCE OF SERIES B CONVERTIBLE PREFERRED STOCK; RETIREMENT OF EXISTING SEAVIEW NOTE. On or prior to the Restructuring Date, (a) pursuant to the authority granted to it by Article V of the Articles of Incorporation of the Company, as heretofore amended (as from time to time further amended or restated in accordance with the provisions of the Note Purchase Agreement, the "COMPANY CHARTER"), the Board shall adopt and approve, and shall cause to be filed with the Secretary of State of the State of Montana, an amendment to the Company Charter in the form contained in EXHIBIT II to this Amendment (the "CHARTER AMENDMENT"), and shall take all other action necessary to create a new series of the Preferred Stock, par value $.0001 per share, of the Company, which series shall be designated the Series B Convertible Preferred Stock (the "CONVERTIBLE PREFERRED STOCK"), shall consist of 60,000 authorized shares, and shall have the preferences, limitations and relative rights set forth in the Charter Amendment, (b) the Board shall duly authorize and approve execution, delivery and performance by the Company of a Preferred Stock Purchase Agreement between the Company and Seaview substantially in the form of EXHIBIT III to this Amendment (the "PREFERRED STOCK PURCHASE AGREEMENT"), and the issuance to Seaview of shares of Convertible Preferred Stock (the "SEAVIEW SHARES") in exchange for the Existing Seaview Note as provided therein, and (c) on the Restructuring Date the Company and Seaview shall execute and deliver the Preferred Stock Purchase Agreement and the Company shall issue the Seaview
Shares to Seaview in exchange for the Existing Seaview Note, which Note shall thereupon be cancelled and retired, all as provided in the Preferred Stock Purchase Agreement.

      22. ESTABLISHMENT OF STRATEGIC ADVISORY BOARD AND STEERING COMMITTEE. On or prior to the Restructuring Date, the Company will create, by resolutions of the Board satisfactory in form and substance to the Purchasers, (a) a Strategic Advisory Board consisting of members who shall be jointly designated by Seaview and Tony Roth ("ROTH"), the function of which will be to provide strategic, financial, operational and sales advice, as needed, to the Board and senior management of the Company, and (b) a Steering Committee comprised of Roth and other members who shall be designated by Seaview.

      23. APPROVAL OF OPERATIONAL EXPENSES. On or prior to the Restructuring Date, the Board shall adopt a resolution satisfactory in form and substance to the Purchasers, which resolution shall not thereafter be amended, modified or rescinded without the prior written consent of the Purchasers, to the effect that the Company and its Subsidiaries shall not thereafter incur or pay any obligation to vendors or other trade payable in an amount in excess of $1,000 without the specific prior written approval of the Chief Executive Officer of the Company.

      24. POST-RESTRUCTURING CAPITAL RAISE BY SEAVIEW. Commencing not more than 10 days after the Restructuring Date, Seaview will use or will cause its Affiliates to use commercially reasonable efforts to obtain from its limited partners or other investors not less than $1,000,000 in equity capital to be invested in the Company, which amount shall be used to purchase and pay for additional shares of Company Common Stock to be issued and sold by the Company to Seaview or its Affiliates at the earliest practicable date thereafter, at a price per share not less than the value per share of Company Common Stock on a Fully Diluted Basis (as defined in the Note Purchase Agreement as amended by this Amendment) immediately after giving effect to the transactions contemplated in the Preferred Stock Purchase Agreement.

      25. OTHER POST-RESTRUCTURING OBLIGATIONS; STOCK-BASED COMPENSATION PLANS. Commencing at the earliest practicable date following the Restructuring Date, the Company and Seaview will take all necessary or appropriate actions (including, without limitation, using commercially reasonable efforts to obtain any necessary approval of the stockholders of the Company) to (i) effect a reverse stock split that will have the effect of reducing the number of common stockholders of record of the Company to a number that is less than 250, (ii) amend the Company Charter to increase the number of authorized shares of the Class A voting common stock, par value $.01 per share ("COMMON STOCK"), to such number as shall be reasonably sufficient, in the judgment of each of the Purchasers, to satisfy the conversion rights of all outstanding shares of Convertible Preferred Stock held by or expected to be held by Seaview, (iii) reincorporate the Company as a Delaware corporation, and (iv) establish and implement new stock option, stock bonus or other stock-based employee benefit plans providing for the issuance of shares of Common Stock to officers, directors and employees of the Company in an aggregate amount not to exceed at any time 20% of the shares of Common Stock outstanding on a Fully Diluted Basis, all of which actions shall be taken pursuant to documentation and otherwise in a manner that shall be reasonably satisfactory to the Purchasers. The Company will deliver written notice to the Collateral Agent of the taking of each of the foregoing actions within five Business Days after the completion thereof.

      26. WAIVER OF EXISTING DEFAULTS AND CONSENT. In consideration of the representations, warranties, covenants and agreements herein set forth, effective on and as of the Restructuring Date, the Purchasers hereby irrevocably waive the Existing Defaults. The Purchasers also hereby irrevocably consent to the taking by the Company of all actions required or expressly permitted to be taken by it under the provisions of this Amendment and agree that none of such actions shall constitute a Default or Event of Default.

      27. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchasers that:

      (a) The representations and warranties of the Company contained in the Note Purchase Agreement, as modified by the Disclosure Schedule to the Note Purchase Agreement and the Supplemental Disclosure Schedule delivered by the Company to the Purchasers on the date hereof, are true on and as of the date hereof (after giving effect to the Restructuring) as though made on and as of the date hereof (except for any representation or warranty that by its terms is made only as of a specified date, which representation or warranty need be true only as of such date), subject to such updates and changes to the Schedules to the Note Purchase Agreement as have been delivered by the Company to the Purchasers on or prior to the date hereof, and except that no representation or warranty is made as of the Restructuring Date with respect to the matters set forth in Sections 4.8(e), 4.25 or 4.29. Immediately following the Restructuring Date and after giving effect to the waivers of the Existing Defaults set forth in this Amendment, no Default or Event of Default will have occurred and be continuing.

      (b) The execution, delivery and performance by the Company of this Amendment are within its corporate powers and have been duly authorized by all necessary corporate action on the part of the Board. This Amendment has been duly executed and delivered by the Company and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general principles of equity.

      (b) Neither the execution and delivery by the Company of this Amendment, nor the fulfillment of or compliance with the terms and provisions hereof, will conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any properties or assets of the Company pursuant to, the Organizational Documents of the Company or any contract, agreement, mortgage, indenture, lease or instrument to which the Company is a party or by which it is bound or to which any of its assets are subject, or any statute, ordinance, law, rule, regulation, order, writ, judgment, injunction, decree or award to which the Company or any of its assets are subject.

      (d) No consent, approval or authorization of or declaration, registration or filing with any Governmental Authority or any nongovernmental Person, including, without limitation, any creditor or stockholder of the Company is required in connection with the execution or delivery by the Company of this Amendment or the performance by the Company of its obligations hereunder, or as a condition to the legality, validity or enforceability of this Amendment or any provision hereof.

      28. CONDITIONS TO EFFECTIVENESS OF AMENDMENT. Notwithstanding anything to the contrary set forth in this Amendment, the terms and provisions of this Amendment shall not become or be effective until the date (the "RESTRUCTURING DATE") on which all of the following conditions shall be fulfilled or waived in writing by the Purchasers:

      a. The Purchasers shall have completed their business, financial and legal due diligence of the Company and its Subsidiaries in a manner satisfactory to them in all respects, and final approvals of the investment committees of each of the Purchasers shall have been obtained.

      b. All documentation of the transactions contemplated hereby shall be satisfactory to the Purchasers in form and substance in their sole discretion. The Purchasers shall have received such certificates, legal opinions and other closing documents as they shall reasonably request.

      c. The representations and warranties set forth in Section 27 of this Amendment shall be true on and as of the Restructuring Date as though made on and as of the Restructuring Date, and the Company shall have performed all obligations required to have been performed by it on or prior to the Restructuring Date pursuant to this Amendment.

      d. There shall not be pending or, to the knowledge of the Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any of the Company or its
           Subsidiaries which seeks to enjoin or restrain any of the transactions contemplated herein or which the Purchasers believe in good faith is likely to have a Material Adverse Effect.

      e. All necessary consents, approvals and authorizations of, and declarations, registrations and filings with, Governmental Authorities and nongovernmental Persons required in order to consummate the transactions contemplated herein shall have been obtained or made and shall be in full force and effect.

      f. Lee J. Danna ("DANNA") shall have voluntarily resigned from all positions as an officer and employee of the Company and its Subsidiaries, including from his positions as President and Chief Executive Officer of the Company and Chairman of the Board, but shall remain a director of the Company and shall have the title of Founding Co-Chairman Emeritus.

      g. All members of the Board other than Danna and Roth shall have resigned, the number of directors constituting the entire Board shall have been changed from eight to five, and three persons other than Danna and Roth shall be have been designated as directors by Seaview and shall have been elected and qualified as such.

      h. The terms, conditions and provisions of all continuing employment and consulting contracts of officers, directors, key employees and consultants of the Company and its Subsidiaries shall be satisfactory to the Purchasers in their sole discretion.

      i. The Company shall have purchased a policy of directors' and officers' liability insurance from a reputable insurance company reasonably satisfactory to Seaview, providing coverage for the benefit of

           Seaview and the directors designated by it to serve on the Board, in such amounts and subject to such deductibles and other terms and conditions as shall be reasonably satisfactory to Seaview.

      j. The Company will have executed, issued and delivered to TICC an Additional Note in the principal amount to be funded to the Company on the Restructuring Date as provided in Section 2.2(e) of the Note Purchase Agreement as herein amended, against payment by TICC to the Company of the purchase price thereof (net of any legal fees and other expenses then required to be reimbursed to TICC by the Company).

      k.   The Restructuring Date shall occur on or before February 28, 2007.

      29. DIRECTORS AND OFFICERS INSURANCE. The Company shall use commercially reasonable efforts to obtain and maintain in force, from and after the Restructuring Date, policies of directors' and officers' liability insurance, covering past, current, and future directors and officers of the Company with respect to their acts in such capacities, having limits, terms and conditions substantially equivalent to those of the Company's current policies, provided that maintaining such policies and incurring the expense thereof continue to be in the best interests of the Company, in the good faith business judgment of the Company's Board of Directors.

      30. EFFECT OF AMENDMENT. It is hereby agreed that, except as specifically provided herein, this Amendment does not in any way affect or impair the terms, conditions and other provisions of the Note Purchase Agreement, or the obligations of the Company thereunder, and all terms, conditions and other provisions of the Note Purchase Agreement and the other Note Documents shall remain in full force and effect except to the extent specifically amended, modified or waived pursuant to the provisions of this Amendment. It is further agreed that the Security Agreement, as hereby amended, and the Subsidiary Guarantee shall continue in full force and effect and shall secure and guarantee all Obligations now existing or hereafter arising under the Note Purchase Agreement and the Notes after giving effect to this Amendment and the Restructuring.

      31. PAYMENT OF EXPENSES. On the Restructuring Date, the Company shall pay those payables described on Schedule 31 hereto and, within the thirty (30) day period following the Restructuring Date, the Company shall, after good faith negotiations, reach an agreement with Stradling Yocca Carlson & Rauth with regard to the payment of the outstanding fees owed to Stradling Yocca Carlson & Rauth as of the Restructuring Date (including the fees incurred with respect to the transactions contemplated herein). The Company agrees to pay all costs and expenses incurred by the Purchasers in connection with the negotiation, preparation, execution and delivery of this Amendment and the consummation of the Restructuring, including, without limitation, the reasonable fees and disbursements of the Purchasers' legal counsel incurred in connection herewith.

      32. INDEMNIFICATION. In consideration of the execution and delivery of this Amendment by the Purchasers and the Collateral Agent, the Company hereby agrees to defend, indemnify, exonerate and hold harmless each Purchaser and the

Collateral Agent and each of the officers, directors, stockholders, partners, members, managers, Affiliates, trustees, employees and agents of each Purchaser and the Collateral Agent (herein collectively called the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, claims, actions, suits, proceedings, judgments, costs and expenses, including legal fees and other expenses incurred in the investigation, defense, appeal and settlement of claims, actions, suits and proceedings (herein collectively called the "INDEMNIFIED LIABILITIES"), incurred by the Indemnitees or any of them arising out of or resulting from any act or failure to act by the Company or any of its Subsidiaries or their respective officers, directors, employees, agents, representatives or Affiliates relating to this Amendment, the Preferred Stock Purchase Agreement, the issuance of the Seaview Shares or the transactions contemplated hereby or thereby, or the performance by the Company of its obligations hereunder or thereunder except for any such Indemnified Liabilities which are finally judicially determined to have resulted from the Indemnitee's gross negligence, willful misconduct or willful breach of this Agreement, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of the Company under this
Section 31 shall survive the closing of the transactions contemplated hereby and the enforcement of any provision hereof.

      33. CANCELLATION OF WARRANTS. All Warrants issued to Seaview and TICC under the Preferred Stock and Warrant Purchase Agreement dated September 16, 2005 are hereby cancelled.

      34. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment. Delivery of manually executed counterparts of this Amendment shall immediately follow delivery by telecopy or other electronic means, but the failure to so deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect hereof.

      35. ENTIRE AGREEMENT. This Amendment embodies the entire agreement and understanding with regard to the subject matter hereof among the Purchasers, the Collateral Agent and the Company, and supersedes all prior agreements and understandings (oral or written) relating to such subject matter, including without limitation the Confidential Memorandum dated February __, 2007 among the parties hereto.

      36. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                            [SIGNATURES ON NEXT PAGE]

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

                                    COMPANY:
                                    -------

                                    GENUTEC BUSINESS SOLUTIONS, INC.

                                    By: /s/ Lee Danna
                                       ---------------------------------
                                       Name: Lee Danna
                                       Title: President

                                    SUBSIDIARY GUARANTORS:
                                    ---------------------

                                    GENUTEC MARKETING, INC.

                                    By: /s/ Lee Danna
                                       ---------------------------
                                       Name: /s/ Lee Danna
                                       Title: President

                                    SMART ACQUISITION, LLC

                                    By: /s/ Lee Danna
                                       ---------------------------
                                       Name: Lee Danna
                                       Title: President

                                    PURCHASERS:

                                    TECHNOLOGY INVESTMENT CAPITAL CORP., as
                                    Collateral Agent and Purchaser

                                    By: /s/ Saul B. Rosenthal
                                      ---------------------------------
                                      Name:  Saul B. Rosenthal
                                      Title:  President

                                    SEAVIEW MEZZANINE FUND LP,
                                    as Purchaser

                                    By:  Seaview GP, LLC, its general partner

                                         By: /s/ David S. Montoya
                                            ---------------------------------
                                            Name:  David S. Montoya
                                            Title:   Member

                                    EXHIBIT I
                                       TO
     RESTRUCTURING AGREEMENT AND AMENDMENT NO. 4 TO NOTE PURCHASE AGREEMENT
     ----------------------------------------------------------------------


                      EXHIBIT F TO NOTE PURCHASE AGREEMENT
                      ------------------------------------
                      (FORM OF ADDITIONAL DRAWDOWN NOTICE)

                        GENUTEC BUSINESS SOLUTIONS, INC.

      This certificate is given by ____________________, a Responsible Officer of GenuTec Business Solutions, Inc. (the "COMPANY"), pursuant to Section 2.2(e) of that certain Note Purchase Agreement dated as of September 16, 2005 (as from time to time amended, modified, supplemented or restated, the "NOTE PURCHASE AGREEMENT") among the Company, Technology Investment Capital Corp., individually ("TICC") and as Collateral Agent, and the other Purchasers named in Schedule I thereto. Capitalized terms used herein without definition shall have the meanings set forth in the Note Purchase Agreement.

      The undersigned Responsible Officer hereby gives notice to TICC of the Company's request to issue and sell to TICC, on ________, 20__ (the "ADDITIONAL DRAWDOWN DATE") Additional Notes in the aggregate principal amount of $______________.

      The undersigned Responsible Officer hereby certifies that he or she is the duly elected and acting __________________________ of the Company and that, as of the date hereof: (i) the representations and warranties contained in the Note Purchase Agreement are true and correct in all material respects, except to the extent that any such representation or warranty relates to a specified date, in which case such representation and warranty is true and correct in all material respects as of such specified date, and except for the representations and warranties set forth in Sections 4.8(e), 4.25 and 4.29 thereof, and subject to such updates to the Schedules as have been delivered to the Purchasers on or prior to the date hereof, (ii) no Default or Event of Default has occurred and is continuing, and (iii) since the Restructuring Date, no Material Adverse Effect has occurred.

      IN WITNESS WHEREOF, the undersigned Responsible Officer has executed and delivered this certificate this ____ day of ___________, 20__.

                                          GENUTEC BUSINESS SOLUTIONS, INC.


                                          By:
                                             ---------------------------
                                             Name:
                                             Title:

                                   EXHIBIT II
                                       TO
     RESTRUCTURING AGREEMENT AND AMENDMENT NO. 4 TO NOTE PURCHASE AGREEMENT
     ----------------------------------------------------------------------

        Form of Charter Amendment Relating to Convertible Preferred Stock
        -----------------------------------------------------------------

                                   EXHIBIT III
                                       TO
     RESTRUCTURING AGREEMENT AND AMENDMENT NO. 4 TO NOTE PURCHASE AGREEMENT
     ----------------------------------------------------------------------

                   Form of Preferred Stock Purchase Agreement
                   ------------------------------------------